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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 333-41543 and No. 333-46655 of EduTrek International, Inc. on Form S-8 of our report dated March 10, 2000 (March 30, 2000 as to Note 15), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of EduTrek International, Inc. for the fiscal year ended December 31, 1999.







DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 30, 2000